Exhibit 99.1

(Thousands of U.S. dollars)

	As Reported					As Adjusted
	1Q 02	2Q 02	3Q 02	4Q 02	2002	1Q 02	2Q 02	3Q 02	4Q 02	2002
Automotive Bearings (Previously Reported Segment)
Net sales to external customers	203,696	219,177	207,136	210,754	840,763	203,696	219,177	207,136	210,754	840,763
Impairment and restructuring	1,932	12,529	2,550	1,981	18,992					—
Reorganization expenses	2,144	2,931	2,604	2,052	9,731					—
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA) payment	—	—	—	10,829	10,829					—
Earnings before interest and taxes (EBIT)	11,213	(11,776)	(3,081)	18,359	14,715	15,289	3,684	2,073	11,563	32,609
EBIT Margin	5.5%	-5.4%	-1.5%	8.7%	1.8%	7.5%	1.7%	1.0%	5.5%	3.9%

Automotive Group (New Segment)
Net sales to external customers	183,398	196,053	184,671	188,641	752,763	183,398	196,053	184,671	188,641	752,763
Impairment and restructuring	1,932	12,529	2,550	1,981	18,992					—
Reorganization expenses	2,144	2,931	2,604	2,052	9,731					—
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA) payment	—	—	—	10,829	10,829					—
Earnings before interest and taxes (EBIT)	3,383	(15,425)	(9,232)	14,476	(6,798)	7,459	35	(4,078)	7,680	11,096
EBIT Margin	1.8%	-7.9%	-5.0%	7.7%	-0.9%	4.1%	0.0%	-2.2%	4.1%	1.5%

Industrial Bearings (Previously Reported Segment)
Net sales to external customers	212,940	228,058	217,232	225,304	883,534	212,940	228,058	217,232	225,304	883,534
Impairment and restructuring	956	1,940	4,330	2,087	9,313					—
Reorganization expenses	2,900	1,891	1,837	2,087	8,715					—
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA) payment	—	—	—	39,373	39,373					—
Earnings before interest and taxes (EBIT)	(606)	12,510	11,953	49,015	72,872	3,250	16,341	18,120	13,816	51,527
EBIT Margin	-0.3%	5.5%	5.5%	21.8%	8.2%	1.5%	7.2%	8.3%	6.1%	5.8%

Industrial Group (New Segment)
Net sales to external customers	233,238	251,182	239,697	247,417	971,534	233,238	251,182	239,697	247,417	971,534
Impairment and restructuring	956	1,940	4,330	2,087	9,313					—
Reorganization expenses	2,900	1,891	1,837	2,087	8,715					—
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA) payment	—	—	—	39,373	39,373					—
Earnings before interest and taxes (EBIT)	7,224	16,159	18,104	52,898	94,385	11,080	19,990	24,271	17,699	73,040
EBIT Margin	3.1%	6.4%	7.6%	21.4%	9.7%	4.8%	8.0%	10.1%	7.2%	7.5%